UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: May 21, 2019

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Everi Holdings Inc. (the “Company”) was held on May 21, 2019. The proposals identified herein were previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2019.

1.     Election of three Class II director nominees named in the 2019 Proxy Statement to serve until the Company’s 2022 annual meeting of stockholders.

The stockholders voted to re-elect Geoffrey P. Judge, Michael D. Rumbolz, and Ronald V. Congemi as Class II directors to the Board of Directors of the Company for a term expiring at the 2022 annual meeting of stockholders, and to hold office until the designated annual meeting or until their successors are elected and qualified, or until their earlier resignation. The table below indicates the voting results:

	For	Withheld	Broker Non-Votes
Ronald V. Congemi	48,915,941	2,385,503	10,975,419
Geoffrey P. Judge	48,815,852	2,485,592	10,975,419
Michael D. Rumbolz	48,496,912	2,804,532	10,975,419

2.     Approval, on an advisory basis, of the compensation of the Company’s named executive officers as shown in the 2019 Proxy Statement.

The stockholders voted to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. The table below indicates the voting results:

For	Against	Abstain	Broker Non-Votes
51,051,695	129,927	119,822	10,975,419

3.     Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The stockholders voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The table below indicates the voting results:

For	Against	Abstain
61,894,120	83,598	299,145

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: May 21, 2019	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer